Exhibit 13.1

Pursuant to 18 United States Code §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certify that, to the best of our knowledge, the annual report on Form 20‑F for the fiscal year ended December 31, 2017 of Semiconductor Manufacturing International Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2018

/s/ Dr. Zhao HaiJun
	Name	Dr. Zhao HaiJun
	Title	Co-Chief Executive Officer and Executive Director

/s/ Dr. Gao Yonggang
	Name	Dr. Gao Yonggang
	Title	Chief Financial Officer, Executive Director and Joint Company Secretary

The foregoing certification is being furnished solely pursuant to 18 United States Code §1350 and is not being filed as part of the Report.